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                                                               EXHIBIT 11


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference of our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated December 9, 1996 on PaineWebber Emerging Markets Equity Fund and our report dated December 13, 1996 on PaineWebber Global Equity Fund in this Registration Statement (Form N-1A No. 33-50716) of PaineWebber Investment Trust II.


                                             /s/ Ernst & Young LLP
                                             --------------------------
                                             ERNST & YOUNG LLP


New York, New York
February 3, 1997